RVI GROUP	RVI National Insurance Company 110 Wall Street, 21st Floor New York, NY 10005 Phone: 646-871-2303 Fax: 646:871-2320

BINDER OF INSURANCE

THIS CERTIFIES THAT, pending issuance of the policy form described below, RVI National Insurance Company is binding coverage as follows:

Name Insured:	Allianz Global Investors Fund Management Funds
Suite 250
680 Newport Center Drive
Newport Beach, CA 92660

Limits:	$5,000,000 excess of $65,500,000
Form:	Excess Follow Form
Term:	January 3, 2008 to July 1, 2008
Bond Premium:	$2,745 for period
Commission:	0%

Underlying Limits

Primary Carrier:	AIG
Primary Limit:	$25,000,000
Primary Deductible:	$250,000
Term:	July 1, 2007 to July 1, 2008
Policy Form:	Investment Company Blanket Bond

1st Excess Carrier:	Great American
1st Excess Limit:	$25,000,000
Policy Form:	Excess Follow Form

2nd Excess Carrier:	Crum & Forster
2nd Excess Limit:	$15,500,000
Policy Form:	Excess Follow Form

By:		Date:	January 3, 2008
Vice President

The foregoing Binder for coverage is subject to modification or withdrawal by the Company if, before the proposed inception date, any new, corrected or updated information becomes known which relates to any proposed Insured’s claims history or risk exposure or which could otherwise change the underwriting evaluation of any proposed Insured, the Company, in its sole discretion, determines that the terms of this Binder are no longer appropriate.